EXHIBIT 10.31

                          ELECTRONIC ASSOCIATES, INC.

   1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (AS AMENDED AND RESTATED)

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                           ELECTRONIC ASSOCIATES, INC.

   1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (AS AMENDED AND RESTATED)


1.            Purpose

              The purpose of the Electronic Associates, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of Electronic Associates, Inc. ("EAI") and its shareholders by strengthening EAI's ability to continue to attract and retain the services of experienced and knowledgeable independents non-employee directors for the benefit of EAI and its shareholders and to provide an additional incentive for such directors to continue to work for the best interests of EAI and its shareholders by encouraging such directors to acquire an increased proprietary interest in EAI.

2.            Shares Subject to the Plan

              The aggregate number of shares of common stock ("Common Stock") of EAI issuable upon exercise of options granted under this Plan shall not exceed 2,400,000*, subject to adjustment pursuant to Section 11 below. The shares shall be made available from authorized and unissued Common Stock, or from Common Stock issued and held as treasury shares, including shares purchased in the open market or in private transactions, as shall be determined by the Board of Directors of EAI (the "Board").

3.            Effective Date of the Plan

              This Plan shall become effective immediately on March 10, 1994 (the "Effective Date"), subject to the approval by the shareholders of EAI at EAI's 1994 Annual Meeting of Shareholders of (A) the Plan, and (B) an amendment to EAI's Certificate of Incorporation increasing the number of authorized shares of Common Stock to 25,000,000.**

4.            Duration of the Plan

              This Plan shall terminate on the fifth anniversary of the Effective Date (the "Date of Termination"), and no option shall be granted under this Plan following the Date of Termination; provided, however, that grants of options made prior to the Date of Termination may vest and be exercised following such Date of Termination in accordance with their terms as set forth in the Plan.

5.            Nonstatutory Stock Options

              All options granted under the Plan shall be nonstatutory stock options not intended to qualify as "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.





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*    Increase from 400,000 to 2,400,000 shares approved by the shareholders on
     October 12, 1995.

**   Approved by the shareholders on May 17, 1994.


6.            Administration of the Plan

              The Plan shall be administered by the Board. The Board shall have plenary authority to interpret the Plan and to take all other actions necessary or advisable in connection with the administration of the Plan, provided that all such determinations and actions are consistent with the terms and conditions of the Plan. The Board's determinations of the matters referred to in this
Section 6 shall be conclusive.

7.            Participation in the Plan

              Each member of EAI's Board who is not otherwise an employee of EAI or subsidiary of EAI and who has not been an employee of EAI or a subsidiary of EAI for a period of at least one year prior to the grant of an option under the Plan (the "Eligible Director") shall be eligible to participate in the Plan.

8.            Option Grant Size and Grant Dates

              An option to purchase 50,000 shares, subject to adjustment pursuant to Section 11 of this Plan, of Common Stock of EAI is or shall be granted to (a) each person who is an Eligible Director on the Effective Date, and (b) each person who becomes an Eligible Director following the Effective Date on the date the person is elected to the Board (the date any such person receives a grant shall be referred to herein as the "Date of Grant") and an additional option to purchase 10,000 shares (the "Chairman Option"), subject to adjustment pursuant to Section 11 of this Plan, of Common Stock of EAI shall be granted to (a) each person who is an Eligible Director on the Effective Date who serves as Chairman of the Board of Directors of the EAI (the "Chairman of the Board"), and (b) each person who becomes the Chairman of the Board following the Effective Date and who is an Eligible Director at such time he becomes Chairman of the Board. If an Eligible Director who was previously granted an option under this Plan is no longer serving as a member of the Board (or Chairman of the Board with respect to the Chairman Option), and thereafter is again elected or appointed to the Board (or Chairman of the Board as the case may be), such director shall be eligible to receive a second grant of an option pursuant to this Plan to purchase shares of Common Stock of EAI only to the extent that the previous option granted under this Plan did not vest and become exercisable.


9.            Terms and Conditions of Options

              (a) Option Agreement

              Each option granted under the Plan shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of EAI and by the Eligible Director to whom such option is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of EAI by an officer or officers delegated such authority by the Board using either manual or facsimile signature. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

              (b)         Option Price

              The option price per share with respect to each option granted to Eligible Directors on the Effective Date shall be 100% of the fair market value of the Common Stock on the Effective Date. Such fair market value shall be the average of the high and low sales prices of the Common Stock on the New York Stock Exchange consolidated tape on the Effective Date or, if for any reason market prices of EAI Common

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Stock shall not be reported on the New York Stock Exchange consolidated tape on the Effective Date, such other place as the market prices may be reported as designated by the Board. The option price per share with respect to each option granted subsequent to the Effective Date to an Eligible Director shall be 100% of the fair market value of the Common Stock on the Date of Grant. Such fair market value shall be the average of the high and low sales prices of the Common Stock on the New York Stock Exchange consolidated tape on the Date of Grant or, if for any reason market prices of EAI Common Stock shall not be reported on the New York Stock Exchange consolidated tape on the Date of Grant, such other place as the market prices may be reported as designated by the Board. If the Common Stock is not traded on either the Effective Date or the Date of Grant, then the fair market value on such date shall be the average of the high and low sales prices of the Common Stock on the New York Stock Exchange consolidated tape on the next preceding date on which the Common Stock was so traded.

              (c)         Term of Options

              Each option granted to an Eligible Director on the Effective Date shall expire ten (10) years from its Effective Date, and each option granted to an Eligible Director following the Effective Date shall expire ten (10) years from its Date of Grant; provided, that an option shall be subject to earlier termination under subsection (h) below.

              (d)         Payment

              Payment for shares as to which an option is exercised shall be made in cash or personal check, in Common Stock of EAI owned by the option holder having a market value on the date of exercise equal to the aggregate option price, or in a combination of cash and Common Stock of EAI. In the event that the option holder decides to pay in whole or in part in shares of EAI Common Stock, such shares shall have been held by the option holder for at least six (6) months and the option holder must submit written notification that is binding and irrevocable of the number of shares that are to be used to pay the option price. The market value of shares tendered to exercise an option shall be the average of the high and the low prices of EAI Common Stock on the New York Stock Exchange consolidated tape, or, if for any reason trading prices of EAI Common Stock shall not be reported on the New York Stock Exchange consolidated tape at the time of exercise, such other place where it shall be reported as the Board may designate, on the day notice of the exercise of the option is given to EAI if it is delivered before the close of trading on the New York Stock Exchange or, if no transactions occurred on such day or if it is delivered after the close of trading on the New York Stock Exchange, on the next succeeding day on which such transactions take place.

              (e)         Exercise of Option

              If the Plan is approved by EAI's shareholders, an option granted to an Eligible Director shall become exercisable on a cumulative basis as follows:

                    (1) 30% (A) immediately in the case of persons who are Eligible Directors on the Effective Date, (B) upon election to the Board in the ease of persons who are elected to the Board after the Effective Date;

                    (2) 15% on the first anniversary of the Date of Grant;

                    (3) 15% on the second anniversary of the Date of Grant;


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                    (4) 20% upon EAI's achievement of Operating Profitability
(as hereinafter defined) after the Date of Grant ("initial Operating Profitability Date");

                    (5) 10% on the first anniversary of the Initial Operating Profitability Date if EAI has also achieved Operating Profitability on such first anniversary; and

                    (6) 10% on the second anniversary of the Initial Operating Profitability Date if EAI has also achieved Operating Profitability on such second anniversary; with fractional shares carried over and exercisable as a whole in the final year; provided, however, that the option shall become immediately exercisable if a Change in Control occurs.

              For purposes of this Plan, "Operating Profitability" shall mean at any time after a respective Date of Grant both of the following conditions are satisfied: ( I ) a positive "Net Income From Operations" resulting from EAI's operations in West Long Branch, New Jersey, Tucson, Arizona and Nogales, Sonora, Mexico (the "Present Operations") for each of two consecutive fiscal quarters immediately prior to such date in question (the "Calculation Date"; the precise Calculation Date with regard to determining the Initial Operating Profitability Date cannot be determined on the Effective Date), and (2) a positive aggregate "Net Income From Operations" resulting from the Present Operations for the four
(4) fiscal quarters ended immediately prior to the Calculation Date. All such accounting in connection with Operating Profitability shall be in accordance with generally accepted accounting principles.

              For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (a) any individual, person (including any "person" defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as in effect on the Effective Date (the "Act")), firm, corporation, partnership or other entity is or becomes (other than pursuant to a merger or consolidation in which EAI's stock is issued in which case Section I below is applicable) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Act), directly or indirectly, of securities of EAI representing 30% or more of the total voting power of the outstanding voting securities of EAI having the right under ordinary circumstances to vote at an election of the Board; (b) either (i) Current Directors shall cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a "Current Director" shall mean any member of the Board as of the Effective Date and any successor of a Current Director whose election, or nomination for election by EAI's shareholders, was approved by at least two-thirds of the Current Directors then on the Board) or
(ii) at any meeting of shareholders of EAI called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or (c) the shareholders of EAI approve (i) a plan of complete liquidation of EAI, (ii) an agreement providing for the merger or consolidation of EAI with another corporation where the shareholders of EAI, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled under ordinary circumstances in the election of directors or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or (iii) an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all the assets of EAI.


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              (f) Time and Manner of Option Exercise

              Any vested and exercisable option is exercisable in whole or in part at any time or from time to time during the option period by giving written notice, signed by the person exercising the option, to EAI stating the number of shares with respect to which the option is being exercised, accompanied by payment in full of the option exercise price for the number of shares to be purchased. The date both such notice and payment are received by EAI shall be the date of exercise of the stock option as to such number of shares. No option may at any time be exercised with respect to a fractional share.

              (g) Nontransferability of Options

              During an option holder's lifetime, an option shall be exercised only by him and shall not be transferable except as provided in paragraph (i) below and as pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

              (h) Termination of Status as Non-Employee Director

              Upon the termination of an option holder's status as an Eligible Director for any reason other than death or Ineligibility (as defined below), the Eligible Director's option privileges shall be limited to the shares which were immediately purchasable by the Eligible Director at the date of such termination, and such option privileges shall expire unless exercised within thirty (30) days following such termination. In no event, however, shall an option granted to an Eligible Director on the Effective Date be exercised after the expiration of ten ( 10) years from the Date of Grant, nor shall an option granted to an Eligible Director following the Effective Date be exercised after the expiration of ten (10) years from the Date of Grant.

              (i) Death of Option Holder

              Upon the death of an option holder, all of the holder's options shall become immediately exercisable, and his option privileges shall expire unless exercised by the executor or administrator of the holder's estate, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the holder, within twelve (12) months after the date of death. In no event, however, shall an option granted to an Eligible Director on the Effective Date be exercised after the expiration of ten
(10) years from the Effective Date, nor shall an option granted to an Eligible Director following the Effective Date be exercised after the expiration of ten
(10) years from the Date of Grant.

              (j) Ineligibility of Option Holder

              Upon the termination of an option holder's status as an Eligible Director due to the ineligibility of the Eligible Director under EAI's Bylaws, as in effect on the Effective Date, to stand for reselection ("Ineligibility"), all of the Eligible Director's options shall become immediately exercisable, and the Eligible Director's option privileges shall expire unless exercised within one hundred eighty (180) days following such termination. In no event, however, shall an option granted to an Eligible Director on the Effective Date be exercised after the expiration of ten (10) years from the Effective Date, nor shall an option granted to an Eligible Director following the Effective Date be exercised after the expiration of ten (10) years from the Date of Grant.


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              (k) Non-Shareholder

              Neither the recipient of an option under the Plan nor an optionee's successor or successors in interest, as described in subsection (i) above, shall have any rights as a shareholder of EAI with respect to any shares subject to an option granted to such person until the date of issuance of a stock certificate for such shares.

10.           Limited Stock Appreciation Rights

              In the event of any tender or exchange offer for some or all of EAI's Common Stock (other than an offer made by EAI or any of its subsidiaries) each holder of an option may elect within sixty (60) days after the commencement of such offer, in lieu of exercising such option, to receive from EAI a cash payment equal to the product obtained by multiplying (i) the excess, if any, of the then market price of EAI's Common Stock over the exercise price of such option by (ii) the number of shares subject to such option; provided, however, that no such election in lieu of exercise may be made within six (6) months from the Effective Date for options granted prior to obtaining shareholder approval and within six (6) months of the Date of Grant for options granted following shareholder approval of the Plan; provided, however, that the Board has the sole discretion to approve the holder's election to receive cash in lieu of the exercise of such option. Such limited stock appreciation rights are subject to the completion of the exchange or tender offer and the conditions of any agreement to which EAI is a party.

11.           Adjustment in Event of Capital Stock Changes

              In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure or shares of EAI, the Board shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by this Plan or in the number, option price or kind of shares covered by the options granted.

12.           Reallocation of Lapsed Options

              Shares covered by options which lapse or are terminated shall be reallocated and made available for future grants of options under the Plan.

13.           Governmental Regulations

              This Plan, and the grant and exercise of options hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities. No Common Stock may be purchased under this Plan until EAI has taken all actions then required to comply with the Securities Act of 1933, as amended, and any other applicable state securities laws and any exchange on which the Common Stock may be listed.

14.           No Guarantee of Director Status

              Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director for any period of time or at any particular rate of compensation.

15.           Expenses of the Plan

              All costs and expenses of the adoption and administration of the Plan shall be borne by EAI, and none of such expenses shall be charged to any optionee.

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16.           Indemnification

              In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by EAI against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof, or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding, a Board member shall, in writing, give EAI notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on such member's own behalf.


17.           Discontinuance or Amendment

              The Board may discontinue this Plan at any time and may amend it from time to time. Plan amendments may be made without shareholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 or other regulatory requirements, in each case as amended from time to time; provided, however, that the provisions relating to the option recipient, option grant size and option grant date contained in Section 8 above and option price contained in Section 9(b) above, shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Other than as contemplated by Section 11 above, no outstanding option may be revoked, or altered in a manner unfavorable to the holder, without the consent of the holder.

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